Exhibit 10.1
LETTER OF AGREEMENT
by and between
The INTERNATIONAL UNION of OPERATING ENGINEERS
LOCAL 302
and
NW BIOTHERAPEUTICS (Tenant)
This Letter of Agreement between IUOE Local 302 (Landlord) and NW Biotherapeutics (Tenant) is for an extension of the Lease Agreement due to expire on June 30, 2007.
IUOE Local 302 agrees to extend the current lease with no changes for a period of six (6) months beginning July 1, 2007, and ending December 31, 2007. All prior provisions of the lease shall remain in effect.
Agreed to this day of May 31, 2007

NW BIOTHERAPEUTICS	INTERNATIONAL UNION OF OPERATING ENGINEERS, LOCAL 302